                                                                    EXHIBIT 10.3



THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS AN EXEMPTION FROM SUCH QUALIFICATION IS AVAILABLE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, OR SUCH EXEMPTION BEING AVAILABLE.


                    STOCK PURCHASE AND RESTRICTION AGREEMENT

             This Stock Purchase and Restriction Agreement (the "Agreement") is made and entered into as of the eighteenth day of September, 1996 (the "Effective Date",) by and between Internet Access Financial Corporation, a California corporation (the "Company") and Timothy Coltrell ("Employee").


THE PARTIES agree as follows:

      1. Purchase of Stock.

             a. Contemporaneously herewith, the Company agrees to issue and sell to Employee, and Employee hereby agrees to purchase one hundred and five thousand (105,000) shares (the "Shares") of the Company's authorized but unissued common stock for a cash purchase price of $.02 per Share.

             b. Such sale by the Company is being made in reliance upon the following representations and warranties of Employee, which by Employee's execution hereof Employee hereby confirms:

                i. The Shares are being acquired by Employee for investment for Employee's own account (not as a nominee or agent) and not with a view to the sale or distribution of any part thereof, and Employee has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption therefrom under applicable federal and state securities laws.

                ii. Employee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Employee's investment in the Shares.

                iii. Employee understands that the Shares have not been and are not, in the foreseeable future, likely to be registered under the Securities Act of 1933, as amended (the "Securities Act"), or qualified under applicable state securities laws on the ground that the issuance of Shares will be exempt from the registration and qualification requirements thereof.

                iv. Employee has the ability to bear the economic risks of Employee's investment in the Shares. Employee is able, without materially impairing Employee's financial condition, to hold Employee's investment in the Company for an indefinite period of time and to suffer a complete loss on Employee's investment. Employee understands and has fully considered for purposes of Employee's investment the risks of Employee's investment and understands that (1) an investment in the Company is suitable only for an investor who is able to bear the economic consequences of losing Employee's entire investment, (2) the Company has no financial or operating history, (3) an investment in the Company represents an extremely speculative investment which involves a high degree of risk of loss, (4) there are substantial restrictions on the transferability of, and there will be no public market for, the Company's securities, (5) there have been no representations as to the possible future value, if any, of the Company's securities, and (6) Employee has received all the information Employee has requested from the Company and considers necessary or appropriate for deciding whether to purchase Company securities.

                v. Employee understands that the Shares Employee is receiving will be "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Employee is familiar with Rule 144, as amended, promulgated under the Securities Act and understands the resale limitations imposed thereby and by the Securities Act. Employee acknowledges that the certificate or certificates for the Shares will have a restrictive legend fixed upon it or them which expresses the limitations set forth herein.

                vi. Employee's principal place of business and residency is in California.

                vii. Employee understands that the Company is entering into this Agreement, and is willing to issue the Shares, only in reliance upon the foregoing representations and warranties for the benefit of the Company, its successors and assigns.

      2. Vested and Unvested Shares. The parties agree that the Shares shall be deemed "Vested" and "Unvested" as follows:

             a. Ten percent (10%) of the Shares shall be deemed "Vested" as of the Effective Date.

             b. Ninety percent (90%) of the Shares shall be deemed "Unvested" as of the Effective Date. The Unvested Shares shall vest biannually over a four year period, based on biannual anniversaries from the Effective Date. Eleven and one quarter per cent (11.25%) of the Shares shall Vest on each such biannual anniversary following the Effective Date until all of the shares of Shares have become Vested, except as otherwise provided herein.

      3. Continued Retention by Company as Condition to Further Vesting. Notwithstanding Section 2, no Shares will Vest as of a date set for further Vesting pursuant to Section 2 unless Employee shall have been continuously retained by the Company (and/or its affiliates) as an employee from the Effective Date through and including such Vesting date.

      3a. Acceleration. Fifty per cent (50%) of Employee's Unvested Shares shall immediately become Vested, in the event that Employee's employment with the Company is terminated without Cause as herein defined. The term "Cause," solely as used for the purposes of this Agreement, means the commission of a criminal act related and detrimental to the Company; actions by Employee in bad faith and to the detriment of the Company; failure of the Employee to perform competently Employee's duties in connection with Employee's employment by the Company (or its affiliates) following written notice and twenty (20) business days to cure such failure; or the Employee remaining in breach of a material provision of this or any other agreement with or obligation to the Company ten (10) business days after receiving detailed written notice of such breach from the Company.

      4. Company Right to Repurchase. At such time as Employee becomes unemployed by the Company or any of its affiliates for any reason whatsoever (whether due to death, Total Disability, voluntary resignation, involuntary termination or any other reason) , the Company will have an assignable right, but not an obligation, to repurchase any Unvested Shares owned by Employee at the time of termination for a price equal to two cents ($.02) per share, subject to appropriate adjustment for stock splits and combinations.

      5. Right of First Refusal. In addition to any other limitation on transfer created by applicable securities laws, while Employee holds any Shares, Employee will not assign, encumber or dispose of any interest in the Shares except as provided below:

             a. If Employee intends (or is required by operation of law or other involuntary transfer) to sell or transfer in any manner any Shares, whether Vested or Unvested, Employee first will offer to sell the same number (but not less) of such Shares to the Company at the same price, and upon the same terms (or terms as similar as reasonably possible) as Employee is proposing to dispose, or is to dispose, of said Shares; provided, however, that if such transfer does not establish a price, then the price will be fair market value as determined by the Board of Directors of the Company. The Company (or its assignee) may elect to purchase all (but not less than all) of such Shares upon such terms within a period of thirty (30) days following receipt by the Company of written notice from Employee of the terms and conditions of said proposed sale or transfer. In the event the Shares are not disposed of by Employee upon terms not substantially the same as offered to the Company within sixty (60) days following expiration of the thirty (30) day period of the Company's right of first refusal, such Shares will once again be subject to the right of first refusal as herein provided.

             b. In the event of a transfer by operation of law or other involuntary transfer, the person acquiring such Shares will promptly notify the Secretary of the Company of such transfer and the Company's right of first refusal will commence upon receipt by the Company of written notice by the person acquiring such Shares. The Company's right of first refusal, in such circumstances, shall be at a price per share determined, in the reasonable judgment of the Board of Directors of the Company, to be the fair market value of such shares.

             c. The rights of first refusal contained in this Paragraph 5 will terminate upon the effectiveness of a registration statement covering Company equity securities as filed with the Securities and Exchange Commission under the Securities Act (a "Public Offering").

      6. Escrow. Unless and until a Public Offering, the Shares shall be held by the Secretary of the Company as escrow agent (the "Escrow Agent"). The certificate or certificates representing such Shares, along with executed stock powers therefor shall be delivered to the Escrow Agent by Employee.

      7. Miscellaneous. This Agreement will be governed by and construed under the substantive laws of the State of California. This Agreement may be amended only in writing. The waiver by a party of a breach hereof will not operate or be construed as a waiver of any subsequent breach. This Agreement will inure to the benefit of the successors and assigns of the parties hereof. This Agreement may be entered into in counterparts.


IN WITNESS WHEREOF, the parties have entered into this Agreement.



/s/ TIMOTHY COLTRELL                   /s/ JEREMY R. LENT
-----------------------                -----------------------------------
TIMOTHY COLTREL                        INTERNET ACCESS FINANCIAL
                                       CORPORATION

                                       By: JEREMY R. LENT

                                       Its: Chief Executive Officer

   ELECTION TO INCLUDE VALUE OF RESTRICTED PROPERTY IN GROSS INCOME IN YEAR OF
                        TRANSFER UNDER CODE SECTION 83(b)

      The undersigned hereby elects pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder.

1. THE NAME, ADDRESS, AND SOCIAL SECURITY NUMBER OF THE UNDERSIGNED ARE:

         Timothy Coltrell
         ____________________________

         ____________________________
         Social Security Number:___________________

2. DESCRIPTION OF PROPERTY WITH RESPECT TO WHICH THE ELECTION IS BEING MADE:

      105,000 shares of common stock in Internet Access Financial Corporation, a California corporation.

3. THE DATE ON WHICH THE PROPERTY WAS TRANSFERRED WAS ____________ 1996.

      The taxable year to which this election relates is calendar year 1996.

4. THE NATURE OF THE RESTRICTIONS TO WHICH THE PROPERTY IS SUBJECT IS:

      The property is subject to certain restrictions set forth in a Stock Purchase and Restriction Agreement by and between the electing taxpayer and Internet Access Financial Corporation (the "Agreement"). Briefly, the Agreement provides substantial restrictions on the transferability of the property and a period over which the taxpayer's rights in the property vest. Ninety percent (90%) of the property will be deemed "unvested" on the date the property is transferred to the undersigned and is subject to substantial risk of forfeiture.

5. FAIR MARKET VALUE:

      The fair market value at the time of transfer (determined without regard to any restrictions, other than those which by their terms will never lapse) of the property with respect to which this election is made is two cents ($0.02) per share.

6. AMOUNT PAID FOR THE PROPERTY:

      The undersigned paid $2,100 for the property.

7. FURNISHING STATEMENT TO EMPLOYER:

      A copy of this statement has been furnished to Internet Access Financial Corporation.


Dated: October __, 1996


                                       ______________________________________
                                       Timothy Coltrell